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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts," "Summary Condensed Consolidated Financial Data," and "Selected Consolidated Financial Data" and to the use of our reports dated July 8, 1997 in the Registration Statement (Form S-4, No. 333-26503) and related Prospectus of Urohealth Systems, Inc. for the registration of $110,000,000 principal amount of its 12 1/2% Senior Subordinated Notes due 2004.



                                                  /s/ ERNST & YOUNG LLP



Orange County, California


August 19, 1997